UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 11, 2010

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2010, the Board of Directors of Wilshire Enterprises, Inc. (the “Company”) unanimously adopted an amendment (the “Amendment”) to its Qualified Offer Plan Rights Agreement (the "Rights Plan"), which had the effect of terminating the Rights Plan as of March 11, 2010.  Accordingly, the Rights Plan has no further force or effect.

The Amendment changed the definition of “Final Expiration Date” to the close of business on March 11, 2010.  The Company and the Rights Agent executed the Amendment effective as of March 11, 2010.  A copy of the Amendment is filed as an exhibit to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated herein by reference.  As a result of the Amendment, the Rights Plan has been terminated, effective March 11, 2010.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Amendment No. 1 to Qualified Offer Plan Rights Agreement, dated as of March 11, 2010, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

99.1	Press Release of the Company, dated March 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 12, 2010	WILSHIRE ENTERPRISES, INC.
(Registrant)

	By:	/s/ S. Wilzig Izak
S. Wilzig Izak
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

4.1	Amendment No. 1 to Qualified Offer Plan Rights Agreement, dated as of March 11, 2010, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

99.1	Press Release of the Company, dated March 12, 2010.